SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 23, 2003

IMCLONE SYSTEMS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19612	04-2834797
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 Varick Street, 6th Floor,
New York, New York 10014
(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (212) 645-1405

Item 5.   Other Events

     On June 23, 2003, ImClone Systems Incorporated issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2002 and the filing of its annual report on Form 10-K, as well as amended 10-Qs for the first, second and third quarters of 2002, to account for the restatement of its consolidated financial statements for the first three quarters of 2002 and for the years ended December 31, 2001 and 2000 primarily to recognize withholding tax liabilities and certain related write-downs. The text of the press release, which is attached as Exhibit 99.1, is incorporated by reference in its entirety.

Item 7.   Exhibits

   (c)   Exhibits

   99.1   Press Release dated June 23, 2003.

Item 12.   Results of Operations and Financial Conditions

     See Item 5, above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImClone Systems Incorporated

By:	/s/ Clifford R. Saffron

	Name:	Clifford R. Saffron
	Title:	Senior Vice President, Legal and
General Counsel

Date: June 24, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 23, 2003